            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated December 19, 2005, relating to the financial statements and financial highlights which appears in the October 31,
2005 Annual Report to Shareholders of Schroder Global Series Trust, Schroder
Capital Funds (Delaware), and Schroder Series Trust Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Disclosure of
Portfolio Holdings" and "Independent Registered Public Accounting Firm" in such
Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 28, 2006